UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024
Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered

Common stock, no par value	ATLC	Nasdaq Global Select Market

7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market

6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market

9.25% Senior Notes due 2029	ATLCZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 1, 2024, Atlanticus Holdings Corporation (the “Company”) dismissed BDO USA, P.C. (“BDO”) as its independent registered public accounting firm and appointed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024. The decision to dismiss BDO and appoint Deloitte was approved by the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company.

BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 and the effectiveness of Atlanticus’ internal control over financial reporting did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through April 1, 2024, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) under the Securities Exchange Act of 1934, as amended, and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K), other than, as previously disclosed, a material weakness in the Company’s internal control over financial reporting at June 30, 2023, March 31, 2023 and December 31, 2022. The material weakness related to the implementation of effective review controls and retention of sufficient documentary evidence to support the precision of review over the development of cash flow forecasts used in the calculation of the fair value estimate of loans, interest and fees receivable at fair value. The material weakness described above did not result in a misstatement to the Company’s annual or interim consolidated financial statements. As of September 30, 2023, the Company had remediated the material weakness. This reportable event was discussed among the Company’s management, the Audit Committee and BDO. BDO has been authorized by the Company to respond fully to the inquiries of Deloitte, the successor accountant, concerning this reportable event.

The Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made by the Company herein. A copy of BDO’s letter dated April 4, 2024, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through April 1, 2024, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of BDO USA, P.C., dated April 4, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlanticus Holdings Corporation

Date: April 5, 2024	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer